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                                                                    Exhibit 10.5

                               BearingPoint, Inc.
                          2000 Long-Term Incentive Plan

                        RESTRICTED STOCK AWARD AGREEMENT
                           FOR NON-EMPLOYEE DIRECTORS

This Restricted Stock Award Agreement (the "Agreement") is made between BearingPoint, Inc., a Delaware corporation (together with its subsidiaries and affiliates, the "Company"), and you ("you" or the "Director").

The Restricted Stock Award covered by this Agreement is made pursuant to the 2000 Long-Term Incentive Plan (the "Plan"), and is subject to the following terms and provisions:

1. Subject to the terms and conditions of the Plan and this Agreement, the Company awards to you 4,000 shares of Common Stock of the Company (the "Restricted Stock"), subject to the following restrictions:

     (i) The Restricted Stock may not be sold, transferred, assigned or otherwise disposed of (whether by operation of law or otherwise) until you cease to be a director; and

     (ii) The Restricted Stock may not be pledged, hypothecated or encumbered or be subject to execution, attachment or similar process until you cease to be a director.

2. By entering into this Agreement and accepting the Restricted Stock Award, you acknowledge and agree that:

     (i) the grant of this Restricted Stock Award does not create any contractual or other right to receive future grants of Restricted Stock Awards or benefits in lieu of Restricted Stock Awards; and

     (ii) your participation in the Plan does not create a right to continue to serve as a member of the Board of Directors of the Company.

3. Regardless of any action the Company takes with respect to any or all income tax, payroll tax or other tax-related withholding ("Tax-Related Items"), you acknowledge and agree that the ultimate liability for all Tax-Related Items is your responsibility.

4. The validity, construction and effect of this Agreement and the Plan shall be determined in accordance with the laws of the United States and the State of Delaware, without regard to its conflict of laws principles.

By your signature below, you acknowledge that you have reviewed this Agreement, have had the opportunity to obtain the advice of counsel prior to signing this Agreement and fully understand all provisions of this Agreement. You hereby accept this Restricted Stock Award subject to all the terms and provisions of this Agreement and the Plan.

Director:


_______________________________
Name:

_______________________________
Date